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                                                                     Exhibit 11


                 Statement of Computation of Per Share Earnings

         Set forth below are the bases for the computation of earnings per share for the periods shown.

                                                  Three Months Ended
                                                       June 30,
                                            -------------------------------
   Earnings Per Common Share                     2004              2003
                                            -------------      ------------
      Basic                                      $0.20           $0.22
      Average Shares Outstanding               5,402,480       2,905,222
      Diluted                                    $0.19           $0.20
      Average Shares Outstanding
      (including dilutive effect of            5,599,614       3,131,186
      options and warrants)



                                                   Six Months Ended
                                                       June 30,
                                            -------------------------------
   Earnings Per Common Share                     2004             2003
                                            -------------      ------------
      Basic                                      $0.42           $0.56
      Average Shares Outstanding               5,397,459       2,901,968
      Diluted                                    $0.40           $0.52
      Average Shares Outstanding
      (including dilutive effect of            5,595,685        3,133,176
      options and warrants)